Exhibit 24

LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

 The undersigned, as an officer or director of HealtheTech, Inc. (the "Corporation"), hereby constitutes and appoints Sandy MacPherson, Rick Fresia, Kelli Kast and Michael A.
Hammell and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the
Corporation and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

 This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

 This Limited Power of Attorney is executed as of the date set forth below.

       /s/ Alexander MacPherson
       Signature

       Alexander MacPherson
       Type or Print Name

       Dated:May 14, 2004

Witness:

Michael Hammell
Type or Print Name

Dated:May 14, 2004